MARKET HOG CONTRACT GROWER AGREEMENT

THIS MARKET HOG CONTRACT GROWER AGREEMENT (“Agreement”) is entered into as of May 13, 1998, by and between Continental Grain Company, a Delaware corporation, whose address for purposes of this Agreement is 222 S. Riverside Plaza, 9th Floor, Chicago, Illinois 60606 (hereinafter referred to as “Contract Grower”) and CGC Asset Acquisition Corp., a Delaware corporation, whose address for purposes of this Agreement is 423 West 8th Street, Suite 200, Kansas City, Missouri 64105 (“PSF”).

WHEREAS, Contract Grower became a stockholder of PSF in connection with the Stock Purchase Agreement, dated as of December 23, 1997 between Contract Grower and PSF Holdings, L.L.C. (the “Stock Purchase Agreement”), as defined therein;

WHEREAS, Contract Grower owns the land described on Exhibit A (the
“PREMISES”);

WHEREAS, PSF owns all of the buildings and improvements located on the
Premises (collectively, the “Facilities”); and

WHEREAS, PSF and Contract Grower desire to enter into an agreement whereby Contract Grower, as an independent contractor, will utilize the Premises to breed, grow and care for pigs, all of which are owned by PSF pursuant to terms hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter contained, it is agreed by and between PSF and Contract Grower as follows:

1.         Contract Grower will provide the Premises and operate thereon an environmentally controlled swine confinement operation with buildings, equipment and other properties specified herein to be provided by PSF. The Premises include the following PSF minimum requirements:

A.
The Premises have all utilities (including but not limited to, water, electricity, propane and/or natural gas) separate from any other properties owned by Contract Grower and all such utilities are billed separately for such property.

B.	The Premises have all material easements and permits on real estate for waste disposal, as defined by local, state and federal laws and requirements.

C.	The Premises have a separate legal and recorded means of ingress and egress.

D.	The Premises have waste water management system in accordance with all material federal, state and local laws and regulations.

Contract Grower represents that it has title to the Premises in fee simple, free and clear of all materials, liens or encumbrances, except for any liens or encumbrances created hereby. Upon PSF's request, Contract Grower shall cause to be recorded in the Public Registry of the Counties in which the Premises are located, a Memorandum of this Agreement such Memorandum to be in a customary form and content and otherwise reasonably satisfactory to PSF.

2.         Contract Grower, as an independent contractor, agrees to breed, grow and care for pigs placed in the Facilities, and agrees to take proper care consistent with the highest standards of animal husbandry to breed and raise pigs to market weight. Contract Grower will follow all the rules of management practices established from time to time by PSF. Contract Grower's obligations shall include, but not be limited to, the following:

A.
The loading and unloading of pigs in the manner and at the time reasonably requested by PSF and all other labor incident to and related to the breeding, growing and care of the pigs, or otherwise necessary for Contract Grower to perform under this Agreement, including, without limitation, all payroll taxes and fringe benefits associated therewith.

B.
Management of the unit and accurate preparation and submission, in a timely manner, of all production and inventory records as reasonably deemed necessary by PSF. Contract Grower agrees to notify PSF promptly in writing of any and all errors, adjustments, or discrepancies in those records other than of an immaterial nature. PSF shall have the right to withhold or delay payment to Contract Grower if records are not submitted in a timely manner or if material discrepancies exist in Contract Grower's records.

3.         PSF agrees to provide Contract Grower with the use of all Facilities necessary to breed, grow and care for pigs to market weights.

4.         PSF shall be responsible on a timely basis:

A.	For repair and maintenance of the Facilities and Premises by making all necessary repairs.

B.	Proper disposal of all waste in accordance with all material federal, state and local regulations.

5.         PSF agrees to furnish Contract Grower on a timely basis with the following:

A.	Sufficient supply of artificial inseminate, boars and gilts to operate the Facilities in accordance with the specifications of PSF.

B.	All utilities, including telephone, water, gas, heat, electricity, trash disposal and all other utilities and services of any kind and nature used in and about the Premises.

C.	Necessary feed and feed drugs.

D.	Vaccination and injectable drugs.

E.	Other animal health products.

F.	Supplies.

G.	Professional consultation, and procedures of PSF's approved program.

H.	All insurance related to risk of loss of the swine.

I.	All transportation costs for the swine to and from the Facilities.

6.         Title to the pigs and all items furnished by PSF pursuant to this Agreement shall at all times be and remain in PSF, and all such swine and items, or any portion of them, may be sold and/or moved by PSF to such places and at such times as PSF shall decide. Contract Grower agrees, if requested by PSF, to execute a UCC-1 notice filing acknowledging PSF's ownership of Facilities, swine, feed and medical supplies inventory supplied by PSF to Contract Grower. PSF shall be permitted to place signs at or near the location of pigs, providing notice of ownership.

7.         During the term of this Agreement, Contract Grower:

A.	agrees to use commercially reasonable efforts not to allow any livestock in the Facilities other than livestock owned by PSF; and

B.
agrees to use commercially reasonable efforts not to allow any other livestock on the Premises, except for cattle used for grazing such property to meet the requirements of Contract Grower's waste management plan for the Premises. Contract Grower further agrees to use the supplies furnished by PSF only for the feeding and caring of PSF's pigs, and for no other purpose. Contract Grower further agrees not to use any feed, medication, disinfectant, insecticides, or other chemicals not approved by PSF.

8.         Contract Grower agrees that Contract Grower will not permit any swine to be placed, for grazing, confinement, feeding, or any other purpose, on any lands owned,

leased or occupied by Contract Grower within a one-mile radius of the Facilities. It is understood that this requirement relates to PSF's sanitation requirements for swine production and that breach of this covenant shall be a material breach of this Agreement by Contract Grower.
9.         Payment to the Contract Grower for services rendered pursuant to this Agreement shall be made and delivered as follows:

A.
A budgeted monthly fee in an amount equal to all labor provided by Contract Grower at the Facilities, including payroll taxes, fringe benefits, bonuses and incentives, workers compensation, interest, etc. in such amount as reasonably estimated by the Contract Grower and approved by PSF (“Budgeted Monthly Labor Cost”). The Budgeted Monthly Labor Cost shall be reconciled on a quarterly basis with the actual labor costs. Should such actual labor costs exceed the Budgeted Monthly Labor Costs, PSF shall promptly (but in no event later than 45 days following the end of each PSF fiscal quarter) pay such excess costs to Contract Grower. If the actual costs are less than the Budgeted Monthly Labor Cost, Contract Grower shall credit such difference to future amounts payable to PSF hereunder.

B.
A monthly fee in an amount equal to all other costs incurred by Contract Grower pursuant to this Agreement, in the performance of its duties hereunder or otherwise arising from or in connection with the Premises (including property taxes) in such amount, as reasonably estimated by Contract Grower and approved by the PSF (the “Budgeted Monthly Service Costs”). The Budgeted Monthly Service Costs, PSF shall promptly (but in no event later than 45 days following the end of each PSF fiscal quarter) pay such excess costs to Contract Grower. If such actual costs are less than the Budgeted Monthly Service Costs, Contract Grower shall credit such difference to future amounts payable to PSF hereunder.

10.       PSF shall hold harmless and indemnify Contract Grower (and its directors, officers, employees, stockholders, successors and assigns) from and against any and all claims, costs, liabilities, losses, damages deficiencies, judgments, assessments, fines, settlements, costs and expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by any such indemnified party in any action or proceeding between PSF and such indemnified party or between such indemnified party and any third party, or otherwise) (“Losses”)) occasioned by, arising out of, based upon or otherwise in respect or in connection with this Agreement or the performance by Contract Grower of its obligations hereunder or the ownership of the Premises (prior to the termination of this Agreement in accordance herewith), including without limitation employment related claims, including workers compensation and Title VII claims, and any Loss resulting from any accident or other occurrence on the Premises that causes a Loss, personal injury or death to any person or property; provided, that in the event a final, non-appealable judgment by a court of competent jurisdiction establishes that such a Loss was caused by the intentional misconduct or gross negligence of such indemnified party, then such indemnified party shall reimburse PSF for any indemnification amounts received by it for such Loss pursuant to this Section 10. PSF agrees that it will at its own expense procure and maintain general liability insurance with a responsible company or companies authorized to do business in the state in which the Premises are located in amounts not less than $5,000,000 for any one person injured at the Premises for any one accident and with the limits of $5,000,000 for property damage, protecting the Contract Grower against any Loss on account of injury to any person or to any property belonging to any person or persons, by reason of any casualty, accident or other happening on the Premises during the term of this Agreement. Contract Grower shall be shown and designated as loss payees under such policies or such other designation as may be requested by Contract Grower consistent with this paragraph.

11.       This Agreement shall terminate upon the earliest to occur of:

A.	the date upon which Contract Grower no longer beneficially owns directly or indirectly any interest in the capital stock of PSF;

B.
the date upon which the Missouri Corporate Farming Laws (as defined in the Stock Purchase Agreement) would not be violated by PSF's ownership of the Premises or by PSF's farming (as defined under the Missouri Corporate Farming Laws) in the State of Missouri; and

C.	the mutual written consent of the parties;

provided, however, that notwithstanding such termination, Section 10 shall continue in full force and effect. Upon termination of this Agreement, PSF shall promptly pay any and all accrued but unpaid fees pursuant to Section 9 hereof. Upon termination of this Agreement, PSF shall have the option to purchase the Premises from Contract Grower for $1.00 (the “Option”). The Option is assignable by PSF; provided, that, PSF provides prompt written notice of such assignment to Contract Grower. PSF (or its assignee) may exercise the Option by delivery of written notice to Contract Grower of its exercise of the Option on or before the 30th day following termination of this Agreement. The closing of the purchase and sale pursuant to the Option (the “Land Sale Closing”) shall occur as soon as practicable following termination of this Agreement. At the Land Sale Closing, PSF (or its assignee) shall deliver to Contract Grower $1.00 in cash, plus an amount reasonably estimated to equal to the real property taxes accrued on the Premises from the date of termination of this Agreement to the date of the Land Sale Closing. At the Land Sale Closing the parties shall execute such documents and take such actions as are reasonably necessary or appropriate to effectuate the intent of the foregoing; provided that Contract Grower shall not be obligated to make any representations or warranties regarding the Premises. PSF shall pay all of Contract Grower's transaction expenses (including reasonable fees and expenses of counsel) incurred in connection with the exercise of the Option and shall pay all transfer taxes associated with the transfer of the Premises to PSF.

Notwithstanding anything to the contrary contained herein, the Option shall terminate twenty-one (21) years after the later to occur of (a) the death of all of the current members of the Boards of Directors of the parties hereto and (b) the death of the lineal descendants of such members that are living as of the date hereof.

12.       Contract Grower shall be in default of this Agreement for any of the following reasons:

A.	Breach of any material term or condition of this Agreement and failure to cure such breach within thirty (30) days written notice of such breach by PSF.

B.	Contract Grower willfully encumbers, mortgages, sells or transfers any hogs owned by PSF, except as directed by, or with the consent of, PSF.

C.
Contract Grower has made a material misrepresentation in this Agreement that has a material adverse effect on Contract Grower's ability to perform hereunder and such breach is not cured within 30 days after receipt of written notice from PSF of such breach.

13.       In the event of default, as set forth in the above Section 12, PSF, its agents, employees or assigns at its own option, without prejudice to any other legal rights and remedies it may have, shall be fully authorized to take possession of the animals and any unused feed or other supplies furnished by PSF, and care for the swine in the Facilities or appoint a third party to do so. In such event, Contract Grower shall forfeit all unpaid fees hereunder, and expressly waives, releases and relinquishes any right of action against PSF for PSF's repossession of the animals, unused feed and other supplies furnished by PSF and from any and all other claims (other than pursuant to Section 10, to the extent arising prior to such event of default) against PSF, its agents, employees or assigns, whatsoever. Thereafter, PSF, its agents, employees or assign shall and may peaceably use and enjoy the Premises for the remainder of the term of this Agreement free from molestation, eviction or disturbance by the Contract Grower, subject to all applicable laws and regulations.

14.       ANY CONTROVERSY OR CLAIM ARISING BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO, DISPUTES RELATING TO THIS AGREEMENT, THE ARBITRABILITY OF ANY DISPUTE OR THIS AGREEMENT,

OR OF ANY BREACH OF THIS AGREEMENT, WHETHER SUCH CONTROVERSY OR CLAIM ARISES BEFORE, DURING, OR AFTER TERMINATION OF THE AGREEMENT, SHALL BE SETTLED BY BINDING ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION BY A PANEL OF THREE ARBITRATORS. THIS AGREEMENT TO ARBITRATE SHALL CONTINUE IN FULL FORCE AND EFFECT DESPITE THE EXPIRATION, RESCISSION OR TERMINATION OF THIS AGREEMENT. BY ENTERING INTO THIS AGREEMENT, THE PARTIES WAIVE THE RIGHT TO HAVE THEIR DISPUTE TRIED AND ADJUDICATED BY A COURT OF LAW. WITHOUT NCONSISTENCY
WITH THIS AGREEMENT TO ARBITRATE, EITHER PARTY MAY SEEK FROM A COURT ANY PROVISIONAL REMEDY THAT MAY BE NECESSARY TO PREVENT IRREPARABLE HARM, PENDING THE ESTABLISHMENT OF THE ARBITRAL PANEL OR ITS DETERMINATION OF THE MERITS OF THE CONTROVERSY. RISK OF LOSS TO THE FEEDER PIGS AND HOGS WILL BE DEEMED IRREPARABLE HARM. THE SEEKING OF ANY PROVISIONAL REMEDY BY EITHER PARTY SHALL BE SUPPLEMENTAL TO, AND NOT IN PLACE OF PSF'S CONTRACTUAL RIGHT TO RETAKE POSSESSION PURSUANT TO SECTION 13 HEREOF.

UPON OBJECTION BY ANY PARTY, MULTI-PARTY ARBITRATION SHALL NOT BE UTILIZED. THE PARTIES HEREIN AGREE TO RESOLVE ALL DISPUTES BY SUCH ARBITRATION AT THE AMERICAN ARBITRATION ASSOCIATION OFFICE IN NEW YORK, NEW YORK. IN REACHING THEIR CONCLUSIONS, THE ARBITRATORS SHALL APPLY TO THIS AGREEMENT THE LAWS WHICH A NEW YORK COURT WOULD APPLY. THE ARBITRATORS SHALL HAVE THE AUTHORITY TO AWARD ACTUAL MONEY DAMAGES (WITH INTEREST ON UNPAID AMOUNTS FROM THE DATE DUE), SPECIFIC PERFORMANCE, AND TEMPORARY INJUNCTIVE RELIEF, BUT THE ARBITRATORS SHALL NOT HAVE THE AUTHORITY TO AWARD EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES, AND THE PARTIES EXPRESSLY WAIVE ANY CLAIMED RIGHT TO SUCH DAMAGES. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. THE COST OF SUCH ARBITRATION SHALL BE DIVIDED EQUALLY AMONG THE PARTIES TO THE ARBITRATION. EACH PARTY SHALL BEAR THE COST OF THEIR OWN EXPENSES AND ATTORNEY'S FEES. FAILURE TO ARBITRATE ALL SUCH CLAIMS OR CONTROVERSIES SHALL BE DEEMED A BREACH OF THIS AGREEMENT.

15.       Contract Grower and PSF may not assign this Agreement (except in each case to their respective controlled affiliates and subsidiaries) without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

16.       Each party acknowledges that this Agreement is the complete understanding between the parties and no representation or promise inconsistent with any provisions of this Agreement has been made to it by any employee, agent or representative of the other party. Any and all currently existing agreements, representations or understandings between Contract Grower and PSF with respect to the Premises and the operation of the Facilities, except for the Stockholders Agreement dated the date hereof among Contract Grower, PSF Holdings, L.L.C. and PSF and any agreements or instruments contemplated thereby, whether written or verbal, are hereby revoked in their entirety and superseded by this Agreement. Any additions, amendments or modifications to this Agreement must be made in writing and signed by both parties hereto.

17.       The various right, powers, options, elections and remedies of either party provided in this Agreement shall be construed as cumulative and no one of them is exclusive of the others, or exclusive of any rights, remedies or priorities allowed either party by law, and shall in no way affect or impair the right of either party to pursue any other equitable or legal remedy to which either party may be entitled as long as any default remains in any way unremedied, unsatisfied or undischarged.

18.       Notices as provided for in this Agreement shall be given to the respective parties hereto at the addresses designated in the Preamble of this Agreement and shall be sent by certified mail. Any party who wishes to change addresses shall give notice of the change as provided herein.

19.       Each and every covenant and agreement herein contained shall extend to and be binding upon the respective successors, heirs, administrators, executors and assigns of the parties hereto.

20.       All representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive the execution of this document for the term of this Agreement.

21.       Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. No waiver of any provision of this Agreement will be deemed to be, or will constitute a waiver of any similar or other provision.

22.       This Agreement is deemed to be made under, and shall be construed according to the laws of the State of New York applicable to agreements made and to be performed entirely with such State.

23.       Each of the parties hereto represents it has authority to enter into this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate at the time and place first above written.

CONTRACT GROWER:
CONTINENTAL GRAIN COMPANY

By: /s/John Meyer
Title: Vice President
MAIL ADDRESS
Continental Grain Company
P.O. Box 5543
Chicago, IL 60680-5543

CGC ASSET ACQUISITION CORP.

By: /s/ William Patterson
Title: Vice President
MAIL ADDRESS
c/o Premium Standard Farms, Inc.
423 West 8th Street, Suite 200
Kansas City, MO 64105
Attention: Chief Executive Officer
Social Security No./Tax I.D. No.

As an inducement for CGC to enter into the foregoing Agreement, the undersigned hereby, jointly and severally, irrevocably and unconditionally guarantees the payment and performance of all obligations of CGC Asset Acquisition Corp.
pursuant to the Agreement.

Date  May 13, 1998                             PREMIUM STANDARD FARMS, INC.

By: /s/ William Patterson
Name:  William R. Patterson
Title:  Vice President

Date  May 8, 1998                               PSF GROUP HOLDINGS, INC.

By: /s/John Meyer
Name:  John Meyer
Title:  CEO

EXHIBIT A

Tract 21 (Guthrie)

The Northwest Quarter (NW ¼) of the Northwest Quarter (NW ¼) of Section Twenty (20), Township Sixty-one (61), Range Thirty (30); Also, the West 580 feet of the Northeast Quarter (NE ¼) of the Northwest Quarter (NW ¼) of Section Twenty (20), Township Sixty-one (61), Range Thirty (30), Gentry County, Missouri.

Tracts 5, 6, 7 and 8 (Brown/Findley/Ruckman)

The Northwest Quarter (NW ¼) of Section Ten (10); the Northeast Quarter (NE ¼) of Section Nine (9); all in Township Sixty-four (64) North, Range Thirty-one (31) West of the Fifth Principal Meridian; AND the Southeast Quarter (SE ¼) and the East 75 acres of the East Half (E ½) of the Southwest Quarter (SW ¼) of Section Three (3), Township Sixty-four (64), Range Thirty-one (31), Gentry County, Missouri.

The West two and one-half acres of the Southeast Quarter (SE ¼) of the Southwest Quarter (SW ¼) of Section Three (3), the West Half (W ½) of the Southwest Quarter (SW ¼) of Section Three (3); the Southwest SW Quarter (SW ¼) of the Northwest Quarter (NW ¼) of Section Three (3); the Southeast Quarter (SE ¼) of Section Four (4); the North Half (N ½) of Section Four (4); all in Township Sixty-four (64) Range Thirty-one (31), all in Gentry County, Missouri.

The Northeast Quarter (NE ¼) of Section Ten (10), Township Sixty-four (64) Range Thirty-one (31) Gentry County, Missouri.  Tract 2:  The Southeast Quarter (SE ¼) of Section Ten (10), Township Sixty-four (64), Range Thirty-one (31), Gentry County, Missouri.

The South Three-fourth (S ¾) of the West Half (W ½) of Section Thirty-three (33), Township Sixty-five (65), Range Thirty-one (31), Worth County, Missouri.

Tracts 10, 11, 12 and 13 (Henley/Miller/Davidson/Virden)

The North 60 acres of the West Half (W ½) of the Southeast Quarter (SE ¼) and the North 60 acres of Lot one (1) of the Southwest Quarter (SW ¼), and the East Half (E ½) of the North Half (N 1/2) of Lot Two (2) of the Southwest Quarter (SW ¼), and the North Half (N 1/2 ) of the South Half (S ½) of Lot Two (2) of the Southwest Quarter (SW ¼), all in Section Nineteen (19), Township Sixty-one (61), Range Thirty (30), and also, the Southeast Quarter (SE ¼) of the Southeast Quarter (SE ¼) of Section Twenty-four (24), Township Sixty-one (61), Range Thirty-one (31), all being in Gentry County, Missouri.

The Southwest Quarter (SW ¼) of the Northwest Quarter (NW ¼) (Also described as the South Half (S ½) of Lot Two (2) of the Northwest Quarter (NW ¼) in Section Thirty (30), Township Sixty-one (61), Range Thirty (30), Gentry County, Missouri.

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The East Half (E ½) of the Northeast Quarter (NE ¼) in Section Nineteen (19), Township Sixty-one (61), Range Thirty (30), in Gentry County, Missouri.

The North Half (N ½) of the Southwest Quarter (SW ¼) and the South Half (S ½) of the Northwest Quarter (NW 1/4), except the East 490 feet, all in Section Twenty (20); Township Sixty-one (61), Range Thirty (30), Gentry County, Missouri.

The North Half of Lot Two (2) of the Northwest Quarter (NW ¼), (also known as the Northwest Quarter (NW 1/4) of the Northwest Quarter (NW ¼) of Section Thirty (30), Township Sixty-one (61), Range Thirty (30); and the Northeast Quarter (NE ¼) of the Northeast Quarter (NE ¼) of Section Twenty-five (25), Township Sixty-one (61), Range Thirty-one (31), and the South Half (S ½) of the South Half (S ½) of the Southwest Quarter (SW ¼); the South Half of the Southwest Quarter (SW ¼) of the Southeast Quarter (SE 1/4 ) in Section Nineteen (19), Township Sixty-one (61), Range Thirty (30); and the North Half (N ½) of the Northeast Quarter (NE ¼) and the North Half (N ½) of Lot One (1) of the Northwest Quarter (NW ¼) (also known as the Northeast Quarter (NE ¼) of the Northwest Quarter (NW ¼), all in Section Thirty (30), and the Southeast Quarter (SE ¼); the South Half (S ½) of the Northeast Quarter (NE ¼); the South Half (S ½) of Lot One (1) of the Northwest Fractional Quarter (Southeast Quarter (SE ¼) of the Northwest Fractional Quarter); all in Lot One (1) of the Southwest Fractional Quarter (East Half (E ½) of the Southwest Fractional Quarter); all in Section Thirty (30), Township Sixty-one (61), Range Thirty (30); and the East One-half (E ½) of the Southeast Quarter (SE ¼) in Section Nineteen (19), Township Sixty-one (61), Range Thirty (30); all in  Gentry County, Missouri, less and except the portions thereof in public roads.

Tract 15 (Nicholas)

All of the North Half of the Northeast Quarter; the North Half of the Northwest Quarter, the South Half of the Northeast Quarter, and the Southeast Quarter of the Northwest Quarter; all in Section Three (3), Township Sixty-four (64), Range Thirty-one (31), in Gentry County, Missouri.

Tract 16 (Huff)

All of the S ½ of the SW ¼ and the SW ¼ of the SE ¼ of Section 20, all of the NW ¼; all of the NE ¼ lying West of Missouri Highway “A”, all of the N ½ of the SW ¼ and that portion of the SW ¼ of the SW ¼ of Section 29; all in T61N, R30W of the 5th P.M., Gentry County, Missouri, described as a whole as follows:  Beginning at the SW corner of said Section 20 (also the NW corner of said Section 29); thence NOO-12-37W, 1,325.00 feet to the NW corner of said S ½, SW ¼; thence S87-34-54E, 3,998.14 feet to the NE corner of said SW ¼, SE 1/4; thence SOO-05-42E, 1,326.17 feet to the SE corner of said SW ¼, SE ¼ (also the North line of said NE ¼); thence S87-33-47E, 1,299.66 feet along said North line to the West right of way line of Missouri Highway “A”; thence SOO-06-50W, 885.17 feet along said r.o.w. line; thence SOO-26-19E, 962.94 feet along said r.o.w. line; thence SOO-03-43E, 778.41 feet along said r.o.w. line to the South line

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of said NE ¼; thence N87-44-55W, 2,626.37 feet to the center of said Section 29; thence SOO-14-35E, 1,322.50 feet to the SE corner of said N ½, SW ¼; thence SOO-18-11E, 577.50 feet along the East line of said SW ¼, SW ¼,; thence S80-19-33W, 1,343.20 feet to the West line of said SW ¼, SW 1/4; thence NOO-21-47W, 4,834.30 feet along the West line of said Section 29 to the point of beginning.

Tract 1 (Hickory Creek)

The following property located in Daviess County, Missouri

Tract A:  All the Northeast Quarter of the Southwest Quarter; also all that part of the Southwest Quarter of the Northwest Quarter after taking five acres off of the North end of said forty acres, which lies south and East of Hickory Creek; all in Section 19, Township 61, Range 27.  The Northwest Quarter of the Southwest Quarter of Section 19, Township 61, Range 27.  The Southeast Quarter of the Southwest Quarter and the Southwest Quarter of the Southeast Quarter, all in Section 19, Township 61, Range 27.  The Northwest Quarter of the Northwest Quarter EXCEPT, the North  ten (10) acres thereof, and Five acres off of the North end of the Southwest Quarter of the Northwest Quarter, and all of the Southwest Quarter of the Northwest Quarter which lies West and north of Hickory Creek; all in Section 19, Township 61, Range 27.

Tract B:  The East Half of the Southwest Quarter and the North Half of the Southwest Quarter of the Southeast Quarter of Section 18, and the East half of the Northwest Quarter of Section 19, all in Township 61, of Range 27.  The West Half of the Northeast Quarter and the North Half of the Southeast Quarter of Section 19, Township 61, of Range 27.

Tract 3 (Rylance)

The East Half of the Northwest Quarter of Section Eighteen (18), Township Sixty-one (61), of Range Twenty-seven (27), Daviess County, Missouri.

Tract 4 (McGill)

All of the E ½ of the SE ¼ of Section 24, Township 61 North, Range 26 West of the 5th P.M., Daviess County, Missouri, lying North of Missouri Highway 190; AND

All of the NE ¼ of the SE ¼ and all of the S ½ of the SE ¼ of Section 13, T6IN, R26W of the 5th P.M. Daviess County, Missouri; AND

All of the NE ¼ and all of the W ½ of the SE ¼ lying North of Missouri Highway 190 of Section 24, Township 61 North, Range 26 West of the 5th P.M., Daviess County, Missouri; AND

Those portions of the SW ¼ of Section 13 and the W ½ of Section 24, all in Township 61 North, of Range 26 West of the 5th P.M., Daviess County, Missouri, described as a whole

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as follows:  Beginning at the N ¼ corner of said Section 24 (also the S ¼ corner of said Section 13); thence S 01-05-33 E., 3,467.67 feet along the East line of said W ½; thence S 89-49-40 W, 1,324.36 feet to the West line of the NE ¼ of the SW ¼ of said Section 24; thence N 01-09-25 W, 259.37 feet along said West line; thence N 32-22-05 E, 40.73 feet; thence N 00-49-23 E, 1,275.60 feet; thence N 85-48-23 W, 98.60 feet; thence N 00-31-49 W, 1,891.78 feet to the North line of said Section 24 (also the South line of said Section 13); thence N 89-52-9 E, 76.91 feet along said North line (also said South line); thence N 00-57-59 W, 1,387.36 feet; thence N 89-53-32E, 1,261.04 feet to the East line of said SW ¼; thence S 01-01-03-E, 1,386.98 feet along said East line to the point of beginning.

All of the SW ¼ of the NW ¼ of Section 19, Township 61 North, Range 25 West of the 5th P.M., Grundy County, Missouri.

Tract 9 (Scott)

All of the Northeast Quarter and all of the North Half of the Southeast Quarter of Section Fourteen (14), township Sixty-one (61) North, Range Twenty-six (26) West, Davies County, Missouri, lying East of Missouri Highway “B”.

All of the North Half and all of the Northwest Quarter of the Southeast Quarter of Section Thirteen (13), Township Sixty-one (61) North, Range Twenty-six (26) West, Daviess County, Missouri.

That portion of the Southwest Quarter of Section Thirteen (13), Township Sixty-one (61) North, Range Twenty-six (26) West, Daviess County, Missouri, described as follows:  Beginning at the Southwest corner of said Section Thirteen (13); thence North 89 degrees 52’29” East, 1394.28 feet along the South line of said Southwest Quarter; Thence North 00 degrees 57’59” West, 1387.36 feet; thence North 89 degrees 53’32” East, 1261.04 feet to the East line of said Southwest Quarter; thence North 01 degrees 01’03”: West, 1254.98 feet to the Northeast corner of said Southwest Quarter; thence South 89 degrees 54’35” West, 2651.86 feet to the Northwest corner of said Southwest Quarter, thence South 00 degrees 54’55” East, 2643.52 feet to the point of beginning.

Tract 17 (Sharp)

Those portions of the East Half of the Southeast Quarter of Section Four (4) and the South Half of Section Three (3), all in Township Fifty-nine (59) North, Range Twenty-seven (27) West, Daviess County, Missouri, described as a whole as follows:  Beginning at the Southeast corner of said Section Four (4) (also the Southwest corner of said Section Three (3)); thence South 88 degrees 28’05” West, 1326.72 feet to the Southwest corner of said East Half of the Southeast Quarter; thence North 01 degrees 55’55” West, 2648.73 feet to the Northwest corner of said East Half of the Southeast Quarter; thence North 88 degrees 24’18” East, 314.59 feet along the North line of said East Half of the Southeast Quarter; to the Northwest corner of a cemetery; thence South 01 degrees 35’43” East, 80.00 feet to the Southwest corner of said Cemetery; thence North 88 degrees 24’18”

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East, 110.00 feet to the Southeast corner of said Cemetery; thence North 01 degrees 35’43” West, 80.00 feet to the Northeast corner of said Cemetery and the North line of said East Half of the Southeast Quarter; thence North 88 degrees 24’ 18” East, 908.17 feet to the East Quarter corner of said Section Four (4) (also the West Quarter corner of said Section Three (3)); thence South 89 degrees 59’15” East, 3534.30 feet along the North line of said South Half to the centerline of Muddy Creek; thence South 40 degrees 02’12” East, 3136.85 feet along said centerline to the East line of said section Three (3); thence South 89 degrees 59’23” West, 5475.04 feet along the South line of said Section Three (3) to the point of beginning.

Tract 18 (Fischer)

All of the following property, located in Daviess County, Missouri

All the South Fifty (50) acres of the East Half (E ½) of the Southwest Quarter (SW ¼) of Section Thirty-four (34), Township Sixty-two (62) North of Range 28 West.

Tract 19 (Shannon)

All of the following property, located in Daviess County, Missouri

The Southeast Quarter of the Southwest Quarter of Section Four (4), Township Sixty-one (61) North, of Range Twenty-eight (28) West.

Tract 20 (Fischer)

All of the following property, located in Daviess County, Missouri

All the North Half of the Northwest Quarter; all of the West Half of the Southwest Quarter of the Northwest Quarter; and all the West Half of the Northwest Quarter of the Southwest Quarter, all in Section Three (3), Township Sixty-one (61) North of Range Twenty-eight (28) West.

All the North Half of the Southwest Quarter; All that part of the Northwest Quarter, lying East of Interstate Highway Number 35; All the Northeast Quarter, the North Half of the Southeast Quarter, and all the Southwest Quarter of the Southeast Quarter, all in Section Four (4), Township Sixty-one (61) North, of Range Twenty-eight (28) West.

All the West Half of the Northeast Quarter, all the Northwest Quarter of the Southeast Quarter, all the Southeast Quarter of the Northwest Quarter, and all the South Half of the Northeast Quarter of the Southwest Quarter, all in Section Nine (9), Township Sixty-one (61) North, of Range Twenty-eight (28) West.

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